                                                                 EXHIBIT 10.16
                                 PROMISSORY NOTE


Amount:  $220,000                                      Dated:  August 27, 1997


         FOR VALUE RECEIVED, the undersigned hereby promises to pay to Verilink Corporation ("Lender") at San Jose, California, the sum of Two Hundred Twenty Thousand Dollars ($220,000). Principal shall be paid in full on or before July 1, 2002. Lender will include on the undersigned's W-2 form income equal to interest imputed on this Note pursuant to Internal Revenue Service Regulations. Interest shall accrue from the date of the advances to the undersigned by Lender.

         If the undersigned ceases to be employed by Lender prior to July 1, 2001, this Note and interest accrued after the date of termination of employment at the rate of eight percent (8%) per annum shall be due on the earlier of July 1, 2002 or 36 months after the date of termination of employment.

         If the undersigned ceases to be employed by Lender after July 1, 2001, this Note and interest accrued after the date of termination of employment at the rate of eight percent (8%) per annum shall be due six (6) months from the date of termination of employment; provided, however, that if the undersigned's employment terminates by reason of the undersigned's death, this Note and accrued interest shall be due twelve (12) months thereafter.

         Upon the occurrence of any such of the following events, the undersigned shall be deemed to be in default hereunder:

         (a) commencement of any bankruptcy, insolvency arrangement, reorganization or other debtor-relief proceedings by or against the undersigned; or

         (b) failure of the undersigned to pay principal hereunder when due.

         Upon a default, Lender may, at its election and without demand or notice of any kind, which are hereby waived, declare the unpaid principal and accrued interest due under this Note immediately due and payable, proceed to collect the same, and exercise any and all other rights, powers and remedies given it by this Note or by law.

         This Note supersedes any prior promissory notes payable by the undersigned to Lender.

         In the event of any proceeding to enforce the undersigned's obligations hereunder, the prevailing party shall be entitled to recover its attorney's fees and costs. This Note shall be governed by the laws of the State of California.




                                            ------------------------------
                                            Robert F. Griffith